    As filed with the Securities and Exchange Commission on February 27, 1998
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               BUDGET GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              59-3227576
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

                           125 BASIN STREET, SUITE 210
                          DAYTONA BEACH, FLORIDA 32114

   (Address, including zip code, of registrant's principal executive offices)

                          AMERICAN LAND CRUISERS, INC.
                             1987 STOCK OPTION PLAN
                              (Full title of plan)

                                ROBERT L. APRATI
                            EXECUTIVE VICE PRESIDENT,
                          SECRETARY AND GENERAL COUNSEL
                               BUDGET GROUP, INC.
                              4225 NAPERVILLE ROAD
                           LISLE, ILLINOIS 60532-3662
                     (Name and address of agent for service)

                                 (630) 955-7571
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                JEFFREY M. STEIN
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                    Proposed          Proposed
           Title of                Amount            Maximum           Maximum       Amount of
         Securities to              to be        Offering Price       Aggregate    Registration
         be Registered           Registered         Per Share      Offering Price       Fee
---------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per share....   111,478 shares      $19.59 (1)      $1,433,892 (1)      $423
---------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457(h) and based upon options exercisable for the following aggregate numbers of shares of the Company's Class A Common Stock, par value $.01 per share, at the indicated exercise prices: (a) 84,107 shares at $10.69 per share, (b) 25,266 shares at $19.59 per share and (c) 2,105 shares at $18.92 share.

--------------------------------------------------------------------------------

                                     PART II

         This Registration Statement on Form S-8 relates to 111,478 shares of the Class A Common Stock, par value $.01 per share, of Budget Group, Inc. ("Budget" or the "Company") to be issued to current or former employees and directors of Cruise America, Inc., a wholly owned subsidiary of the Company ("Cruise America"). Cruise America became a wholly owned subsidiary of the Company on January 28, 1998 (the "Effective Time") when CA Acquisition Corporation, a wholly owned subsidiary of the Company ("CA Acquisition"), merged with and into Cruise America pursuant to the Agreement and Plan of Merger dated November 25, 1997 (the "Merger Agreement") between the Company, Cruise America, and CA Acquisition. Pursuant to the Merger Agreement, at the Effective Time all outstanding options to purchase shares of Cruise America Common Stock were converted into options to purchase shares of Class A Common Stock, par value $.01 per share, of Budget (the "Class A Common Stock").

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference into this Registration
Statement:

         (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1996;

         (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since December 31, 1996.

         (c) The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A dated April 15, 1997, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Inapplicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL.

         Inapplicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following summary is qualified in its entirety by reference to the complete statute, Certificate of Incorporation, Bylaws and agreement referred to below.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses, (including attorney's fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as such court shall deem proper.

         As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Registrant (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under
Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Bylaws provide indemnification of the Registrant's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Registrant to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Registrant's Bylaws will also authorize the Registrant to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL.

         The Registrant has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Registrant, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.           EXEMPTIONS FROM REGISTRATION CLAIMED

                  Inapplicable.

ITEM 8.           EXHIBITS

 4.1              --       Amended and Restated Certificate of Incorporation of
                           the Registrant (incorporated by reference to Exhibit
                           3.1 to Registrant's Registration Statement on Form
                           S-1, File No. 33-78274, dated April 28, 1994).

 4.2              --       Amendment to Amended and Restated Certificate of
                           Incorporation of the Registrant (incorporated by
                           reference to Exhibit 3.2 to Amendment No. 2 to the
                           Registrant's Registration Statement on Form S-1, File
                           No. 333-4507, dated June 28, 1996).

 4.3              --       Amendment to Amended and Restated Certificate of
                           Incorporation of the Registrant (incorporated by
                           reference to Exhibit 3.3 to the Registrant's
                           Registration Statement on Form S-1, File No.
                           333-34799, dated September 26, 1997).

 4.4              --       Registrant's Series A Preferred Stock Certificate of
                           Designations (incorporated by reference to Exhibit
                           3.4 to the Registrant's Registration Statement on
                           Form S-1, File No. 333-34799, dated September 26,
                           1997).

 4.5              --       By-Laws of the Registrant (incorporated by reference
                           to Exhibit 3.2 to the Registrant's Registration
                           Statement on Form S-1, File No. 33- 78274, dated
                           April 28, 1994).

 5.1              --       Opinion of King & Spalding regarding the validity of
                           the securities being registered

23.1              --       Consent of King & Spalding (included as part of
                           Exhibit 5.1)

23.2              --       Consent of Arthur Andersen LLP

23.3              --       Consent of KPMG Peat Marwick LLP

23.4              --       Consent of Deloitte & Touche LLP

24.1              --       Power of Attorney (included on signature page)

99.1              --       American Land Cruisers, Inc. 1987 Stock Option Plan

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the

                  Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                     EXPERTS

         The consolidated financial statements of Budget and its subsidiaries, as of and for the year ended December 31, 1996, incorporated by reference in Budget's current report on Form 8-K dated December 1, 1997, as amended, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements as of December 31, 1995 and for each of the two years in the period ended December 31, 1995 incorporated in this registration statement appearing in Budget Group, Inc.'s current report on Form 8-K dated December 1, 1997, as amended, and appearing in the Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements of Budget Rent a Car Corporation as of December 31, 1995 and 1996 and for each of the years in the three-year period ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois on the 27th day of February, 1998.

                               BUDGET GROUP, INC.



                               By:      Robert L. Aprati
                                   ------------------------------------------
                                        Robert L. Aprati
                                        Executive Vice President,
                                        General Counsel and Secretary

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Aprati and Scott R. White and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 27th day of February, 1998.

       Signature                                  Title
       ---------                                  -----
                                                  Chairman of the Board,
Sanford Miller                                    Chief Executive Officer
--------------------------                        (Principal Executive Officer)
Sanford Miller                                    and Director


Michael Clauer                                    Chief Financial Officer
--------------------------                        (Principal Financial Officer)
Michael Clauer


Thomas Kram                                       Vice President - Controller
--------------------------                        (Principal Accounting Officer)
Thomas Kram


John Kennedy
--------------------------                        Director
John Kennedy

Jeffrey Congdon
--------------------------                        Director
Jeffrey Congdon

Ronald D. Agronin
--------------------------                        Director
Ronald D. Agronin


--------------------------                        Director
Stephen L. Weber

Jeffrey Mirkin
--------------------------                        Director
Jeffrey Mirkin


--------------------------                        Director
Alan Liker

James F. Calvano
--------------------------                        Director
James F. Calvano


Martin P. Gregor
--------------------------                        Director
Martin P. Gregor

                                  EXHIBIT INDEX

Exhibit
  No.                Exhibit
-------              -------
 4.1              --       Amended and Restated Certificate of Incorporation of
                           the Registrant (incorporated by reference to Exhibit
                           3.1 to Registrant's Registration Statement on Form
                           S-1, File No. 33-78274, dated April 28, 1994).

 4.2              --       Amendment to Amended and Restated Certificate of
                           Incorporation of the Registrant (incorporated by
                           reference to Exhibit 3.2 to Amendment No. 2 to the
                           Registrant's Registration Statement on Form S-1, File
                           No. 333-4507, dated June 28, 1996).

 4.3              --       Amendment to Amended and Restated Certificate of
                           Incorporation of the Registrant (incorporated by
                           reference to Exhibit 3.3 to the Registrant's
                           Registration Statement on Form S-1, File No.
                           333-34799, dated September 26, 1997).

 4.4              --       Registrant's Series A Preferred Stock Certificate of
                           Designations (incorporated by reference to Exhibit
                           3.4 to the Registrant's Registration Statement on
                           Form S-1, File No. 333-34799, dated September 26,
                           1997).

 4.5              --       By-Laws of the Registrant (incorporated by reference
                           to Exhibit 3.2 to the Registrant's Registration
                           Statement on Form S-1, File No. 33- 78274, dated
                           April 28, 1994).

 5.1              --       Opinion of King & Spalding regarding the validity of
                           the securities being registered

23.1              --       Consent of King & Spalding (included as part of
                           Exhibit 5.1)

23.2              --       Consent of Arthur Andersen LLP

23.3              --       Consent of KPMG Peat Marwick LLP

23.4              --       Consent of Deloitte & Touche LLP

24.1              --       Power of Attorney (included on signature page)

99.1              --       American Land Cruisers, Inc. 1987 Stock Option Plan